Exhibit 1.1

CORPORATE ACCESS NUMBER: 2010999734

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

NEUROGENESIS BIOTECH CORP.
WAS INCORPORATED IN ALBERTA ON 2004/03/31.

Articles Of Incorporation
Business Corporations Act
Section 6

1.	Name of Corporation

NEUROGENESIS BIOTECH CORP.

2.	The classes of shares, and any maximum number of shares that the corporation is authorized to issue:

The attached Schedule Re Authorized Shares is incorporated in this form.

3.	Restrictions on share transfers (if any):

N/A

4.	Number, or minimum and maximum number, of directors that the corporation may have:

Minimum: 3; Maximum: 10
The attached Schedule Re Number of Directors is incorporated in this form.

5.	If the corporation is restricted FROM carrying on a certain business or restricted TO carrying on a certain business, specify the restriction(s):

N/A

6.	Other provisions (if any):

The attached Schedule Re Other Provisions is incorporated in this form.

7.	Date authorized by Incorporators:	2004 03 30
Year / Month / Day

Incorporators
Name of Person Authorizing (please print) Andrew D. Grasby	Address: (Including postal code) 3300, 421 7 Avenue SW Calgary, AB T2P 4K9
Signature (signed) "Andrew D. Grasby "
of Person Authorizing (please print	Address: (including postal code)
Signature

This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act. Questions about the collection of this Information can be directed to the Freedom of Information and Protection of Privacy Coordinator for Alberta Registries, Research and Program Support, 3rd Floor, Commerce Place, 10155 — 102 Street, Edmonton, Alberta T5J 4L4, (780) 422-7330

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SCHEDULE RE AUTHORIZED SHARES

The authorized capital of the Corporation shall consist of an unlimited number of Common shares, Class B shares, and First Preferred shares, in each case without nominal or par value. The rights, privileges, restrictions and conditions attaching to the said shares are as set out herein.

1.	The rights, privileges, restrictions and conditions attaching to the Common shares are as follows:

(a)

Voting Rights: The holders of the Common shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each Common Share held at all such meetings.

(b)

Payment of Dividends: The holders of the Common shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or concurrently with the holders of the Common shares, the board of directors may in its sole discretion declare dividends on the Common shares to the exclusion of any other class of shares of the Corporation.

(c)

Participation upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Common shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive assets of the Corporation upon such a distribution in priority to or concurrently with the holders of the Common shares, be entitled to participate in the distribution. Such distribution shall be made in equal amounts per share on all the Common shares at the time outstanding without preference or distinction.

2.	The rights, privileges, restrictions and conditions attaching to the Class B shares are as follows:

(a)

Voting Rights: The holders of the Class B shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation but shall not be entitled to vote any of their Class B shares at any such meeting.

(b)

Participation upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Class B shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive assets of the Corporation upon such a distribution in priority to the Class B shares, be entitled to participate rateably with the Common shares in any distribution of the assets of the Corporation.

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(c)	Conversion At Holders' Option:

(i)

Each issued and fully paid Class B share may at any time be converted, at the option of the holder, into one Common share. The conversion privilege herein provided for may be exercised by notice in writing given to the Corporation accompanied by a certificate or certificates representing the Class B shares in respect of which the holder thereof desires to exercise such right of conversion and such notice shall be signed by the person registered on the books of the Corporation as the holder of the Class B shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class B shares which the holder desires to have converted. The holder shall also pay any governmental or other tax imposed in respect of such transaction. Upon receipt of such notice the Corporation shall issue certificates representing fully paid Common shares upon the basis above prescribed and in accordance with the provisions hereof to the registered holder of the Class B shares represented by the certificate or certificates accompanying such notice. If less than all of the Class B shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate for the Class B shares representing the shares comprised in the original certificates which are not to be converted.

	(ii)	Idem: All Common shares resulting from any conversion of issued and fully paid Class B shares into Common shares pursuant to clause 2(c)(i) hereof shall be deemed to be fully paid and non-assessable.

(iii)

Idem: None of the Class B shares or the Common shares shall be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other said class of shares is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

3.	The rights, privileges, restrictions and conditions attaching to the First Preferred Shares are as follows:

(a)

Series: The First Preferred Shares may at any time and from time to time be issued in one or more series. Subject to the provisions of clauses 3(b) and (c), the board of directors of the Corporation may from time to time before the issue thereof fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of First Preferred Shares.

(b)

Idem: The First Preferred Shares shall be entitled to priority over the Common Shares and Class B Shares and all other shares ranking junior to the First Preferred Shares with respect to the payment of dividends and the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs.

(c)

Idem: The First Preferred Shares of each series shall rank on a parity with the First Preferred Shares of every other series with respect to priority in the payment of dividends and in the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs

SCHEDULE RE NUMBER OF DIRECTORS

The board of directors shall consist of such number of directors, being a minimum of three directors and a maximum of ten directors, as may from time to time be determined by resolution of the board of directors.

SCHEDULE RE OTHER PROVISIONS

(a)

Subject to the foregoing, the directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at expiration of the last annual meeting.

(b)	In addition to anywhere in Alberta, the Corporation is permitted to hold shareholders meetings in any city or at any location in any of the other provisions forming part of Canada.

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